AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 15th day of June, 2001, by and between Franklin Investors Securities Trust ("Investors Trust"), a business trust created under the laws of The Commonwealth of Massachusetts in 1986 with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on beha1f of its series, Franklin Global Government Income Fund ("Global Government Fund"), and Templeton Income Trust ("Income Trust"), a business trust created under the laws of The Commonwealth of Massachusetts in 1986 with its principal place of business at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, on beha1f of its series, Templeton Global Bond Fund ("Global Bond Fund").

                             PLAN OF REORGANIZATION

      The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by Income Trust on behalf of Global Bond Fund, of substantially all of the property, assets and goodwill of Global Government Fund in exchange solely for full and fractional shares of beneficial interest, par value $0.01 per share, of Global Bond Fund - Class A ("Global Bond Fund Class A Shares"), full and fractional shares of beneficial interest, par value $0.01 per share, of Global Bond Fund - Class C ("Global Bond Fund Class C Shares") and full and fractional shares of beneficial interest, par value $0.01 per share, of Global Bond Fund - Advisor Class ("Global Bond Fund Advisor Class Shares") (collectively, " Global Bond Fund Shares"); (ii) the distribution of (a) Global Bond Fund Class A Shares to the shareholders of Global Government Fund - Class A shares ("Global Government Fund Class A Shares"); (b) Global Bond Fund Class C Shares to the shareholders of Global Government Fund - Class C shares ("Global Government Fund Class C Shares"); and
(c) Global Bond Fund Advisor Class Shares to the shareholders of Global Government Fund - Advisor Class shares ("Global Government Fund Advisor Class Shares") (collectively, " Global Government Fund Shares"), according to their respective interests in complete liquidation of Global Government Fund; and
(iii) the dissolution of Global Government Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

                                     AGREEMENT
   In order to consummate the Plan and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.    SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF GLOBAL
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   GOVERNMENT FUND.
   ---------------
    (a) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Income Trust on behalf of Global Bond Fund herein contained, and in consideration of the delivery by Income Trust of the number of Global Bond Fund Class A Shares, Global Bond Fund Class C Shares and Global Bond Fund Advisor Class Shares hereinafter provided, Investors Trust on behalf of Global Government Fund agrees that it will convey, transfer and deliver to Income Trust at the Closing all of Global Government Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Global Government Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of Income Trust shall reasonably deem to exist against Global Government Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Global Government Fund's books (hereinafter "Net Assets"). Global Government Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

    (b) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Investors Trust on behalf of Global Government Fund herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Income Trust agrees at the Closing to deliver to Investors Trust:
(i) the number of Global Bond Fund Class A Shares, determined by dividing the net asset value per share of the Global Government Fund Shares by the net asset value per share of Global Bond Fund Class A Shares, and multiplying the result thereof by the number of outstanding Global Government Fund Class A Shares, as of 1:00 p.m. Pacific time on the Closing Date; (ii) the number of Global Bond Fund Class C Shares, determined by dividing the net asset value per share of the Global Government Fund Class C Shares by the net asset value per share of Global Bond Fund Class C Shares, and multiplying the result thereof by the number of outstanding Global Government Fund Class C Shares, as of 1:00 p.m. Pacific time on the Closing Date; and, (iii) the number of Global Bond Fund Advisor Class Shares, determined by dividing the net asset value per share of the Global Government Fund Advisor Class Shares by the net asset value per share of Global Bond Fund Advisor Class Shares, and multiplying the result thereof by the number of outstanding Global Government Fund Advisor Class Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

    (c) Immediately following the Closing, Investors Trust shall dissolve Global Government Fund and distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Global Bond Fund Shares received by Global Government Fund pursuant to this Section 1. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of Global Government Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Global Bond Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Global Government Fund shall be entitled to surrender the same to the transfer agent for Global Bond Fund in exchange for the number of Global Bond Fund Shares into which the Global Government Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Global Bond Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Global Government Fund shall be deemed for all Global Bond Fund's purposes to evidence ownership of the number of Global Bond Fund Shares into which the Global Government Fund Shares (which prior to the Closing were represented thereby) have been converted.

2. VALUATION.
   ----------

    (a) The value of Global Government Fund's Net Assets to be acquired by Global Bond Fund, hereunder shall be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Global Government Fund's currently effective prospectus.

    (b) The net asset value of a share of beneficial interest of Global Government Fund Shares shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Global Government Fund's currently effective prospectus.

    (c) The net asset value of a share of beneficial interest of Global Bond Fund Shares shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Global Bond Fund's currently effective prospectus.

3. CLOSING AND CLOSING DATE.
   ------------------------- The Closing Date shall be August 2, 2001, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Investors Trust at 2:00 p.m., Pacific time, on the Closing Date. Investors Trust on behalf of Global Government Fund shall have provided for delivery as of the Closing those Net Assets of Global Government Fund to be transferred to the account of Global Bond Fund's Custodian, The Chase Manhattan Bank, MetroTech Center, Brooklyn, New York 11245. Also, Investors Trust on behalf of Global Government Fund shall deliver at the Closing a list of names and addresses of the shareholders of record of its Global Government Fund Class A Shares, Global Government Fund Class C Shares and Global Government Fund Advisor Class Shares and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Income Trust on behalf of Global Bond Fund shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of Global Bond Fund to be delivered to the account of Global Government Fund at said transfer agent registered in such manner as the officers of Investors Trust on behalf of Global Government Fund may request, or provide evidence satisfactory to Investors Trust that such Global Bond Fund Shares have been registered in an account on the books of Global Bond Fund in such manner as the officers of Investors Trust on behalf of Global Government Fund may request.

4.    REPRESENTATIONS AND WARRANTIES BY INCOME TRUST ON BEHALF OF GLOBAL BOND
      ------------------------------------------------------------------------
FUND.
------
      Income Trust, on behalf of Global Bond Fund, represents and warrants to Investors Trust that:

    (a) Global Bond Fund is a series of Income Trust, a business trust created under the laws of The Commonwealth of Massachusetts on June 16, 1986, and is validly existing under the laws of that Commonwealth. Income Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of the Global Bond Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) Income Trust is authorized to issue an unlimited number of shares of beneficial interest of Global Bond Fund Shares, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Global Bond Fund is further divided into three classes of shares consisting of Global Bond Fund Class A Shares, Global Bond Fund Class C Shares and Global Bond Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated and designated to each Class of Global Bond Fund.

    (c) The financial statements appearing in the Global Bond Fund's Annual Report to Shareholders for the fiscal year ended August 31, 2000, audited by PricewaterhouseCoopers, LLP, copies of which have been delivered to Investors Trust, fairly present the financial position of Global Bond Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The books and records of Global Bond Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Global Bond Fund.

    (e) Income Trust has the necessary power and authority to conduct Global Bond Fund's business as such business is now being conducted.

    (f) Income Trust, on behalf of Global Bond Fund, is not a party to or obligated under any provision of its Declaration of Trust, as amended ("Declaration of Trust") or Amended and Restated By-laws ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.
    (g) Income Trust has elected to treat Global Bond Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Global Bond Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

    (h) Global Bond Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (i) Global Bond Fund does not have any unamortized or unpaid organizational fees or expenses.

5.    REPRESENTATIONS AND WARRANTIES BY INVESTORS TRUST ON BEHALF OF GLOBAL
      ----------------------------------------------------------------------
GOVERNMENT FUND.
----------------
      Investors Trust, on behalf of Global Government Fund, represents and warrants to Income Trust that:

    (a) Global Government Fund is a series of Investors Trust, a business trust created under the laws of The Commonwealth of Massachusetts on December 22, 1986, and is validly existing under the laws of that Commonwealth. Investors Trust is duly registered under the 1940 Act as an open-end, management investment company and all of Investors Trust's Global Government Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) Investors Trust is authorized to issue an unlimited number of shares of beneficial interest of Global Government Fund, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights and currently issues shares of seven
(7) series, including Global Government Fund. Global Government Fund is further divided into three classes of shares consisting of Global Government Fund Class A Shares, Global Government Fund Class C Shares and Global Government Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest of Investors Trust, par value $0.01 per share, have been allocated and designated to each Class of Global Government Fund.

    (c) The financial statements appearing in the Investors Trust's Annual Report to Shareholders for the fiscal year ended October 31, 2000, audited by PricewaterhouseCoopers, LLP, copies of which have been delivered to Income Trust, fairly present the financial position of Global Government Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The books and records of Global Government Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Global Government Fund.

    (e) Investors Trust has the necessary power and authority to conduct Global Government Fund's business as such business is now being conducted.

    (f) Investors Trust on behalf of Global Government Fund is not a party to or obligated under any provision of its Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

    (g) Investors Trust has elected to treat Global Government Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Global Government Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

    (h) Global Government Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (i) Global Government Fund does not have any unamortized or unpaid organization fees or expenses.

6.    REPRESENTATIONS AND WARRANTIES BY INVESTORS TRUST AND INCOME TRUST.
      -------------------------------------------------------------------
      Investors Trust, on behalf of Global Government Fund, and Income Trust, on behalf of Global Bond Fund, each represents and warrants to the other that:

    (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Global Bond Fund Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect each Fund's Net Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

    (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

    (c) Except as disclosed in its currently effective prospectuses relating to Global Government Fund, in the case of Investors Trust, and Global Bond Fund, in the case of Income Trust, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it.

    (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

    (e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary action of its Board of Trustees, and this Plan constitutes a valid and binding obligation enforceable in accordance with its terms.
    (f) It anticipates that consummation of this Plan will not cause Global Government Fund, in the case of Investors Trust, and Global Bond Fund, in the case of Income Trust, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.
(g) It has the necessary power and authority to conduct the business of its Fund, as such business is now being conducted.

7.    COVENANTS OF INVESTORS TRUST AND INCOME TRUST.
      ----------------------------------------------
    (a) Investors Trust, on behalf of Global Government Fund, and Income
Trust, on behalf of Global Bond Fund, each covenant to operate their respective businesses, as presently conducted between the date hereof and the Closing.

    (b) Investors Trust, on behalf of Global Government Fund, undertakes that it will not acquire Global Bond Fund Shares for the purpose of making distributions thereof to anyone other than Global Government Fund's shareholders.

    (c) Investors Trust, on behalf of Global Government Fund, undertakes that, if this Plan is consummated, it will liquidate and dissolve Global Government Fund.
    (d) Investors Trust, on behalf of Global Government Fund, and Income
Trust, on behalf of Global Bond Fund, each agree that, by the Closing, all of the their Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

    (e) At the Closing, Investors Trust, on behalf of Global Government Fund, will provide Global Bond Fund a copy of the shareholder ledger accounts, certified by Global Government Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Global Government Fund Shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Global Bond Fund as a result of the transfer of assets that is the subject of this Plan.

    (f) Investors Trust agrees to mail to each shareholder of record of Global Government Fund entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

    (g) Income Trust will file with the U.S. Securities and Exchange
Commission a registration statement on Form N-14 under the 1933 Act relating to Global Bond Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of Global Government Fund's shareholders' meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.    CONDITIONS PRECEDENT TO BE FULFILLED BY INVESTORS TRUST AND INCOME
      -------------------------------------------------------------------
TRUST.
------
      The consummation of this Plan hereunder shall be subject to the following respective conditions:

    (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

    (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Trustees certified by its Secretary or equivalent officer of each of the Funds.

    (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

    (d) That this Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Global Government Fund at an annual or special meeting or any adjournment thereof.

    (e) That a distribution or distributions shall have been declared for Global Government Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(a) of the Code.

    (f) That there shall be delivered to Investors Trust, on behalf of Global Government Fund, and Income Trust, on behalf of Global Bond Fund an opinion, from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Investors Trust and Income Trust, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Plan and based upon certificates of the officers of Investors Trust and Income Trust with regard to matters of fact:
         (1) The acquisition by Global Bond Fund of substantially all the assets of Global Government Fund as provided for herein in exchange for Global Bond Fund Shares followed by the distribution by Global Government Fund to its shareholders of Global Bond Fund Shares in complete liquidation of Global Government Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Global Government Fund and Global Bond Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;
         (2) No gain or loss will be recognized by Global Government Fund upon the transfer of substantially all of its assets to Global Bond Fund in exchange solely for voting shares of Global Bond Fund (Sections 361(a) and 357(a) of the Code). No opinion, however, will be expressed as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to
Section 1276 of the Code;

         (3) No gain or loss will be recognized by Global Bond Fund upon the receipt of substantially all of the assets of Global Government Fund in exchange solely for voting shares of Global Bond Fund (Section 1032(a) of the Code);

         (4) No gain or loss will be recognized by Global Government Fund upon the distribution of Global Bond Fund Shares to its shareholders in liquidation of Global Government Fund (in pursuance of the Plan) (Section 361(c)(1) of the
Code);
         (5) The basis of the assets of Global Government Fund received by Global Bond Fund will be the same as the basis of such assets to Global Government Fund immediately prior to the reorganization (Section 362(b) of the Code);

         (6) The holding period of the assets of Global Government Fund received by Global Bond Fund will include the period during which such assets were held by Global Government Fund (Section 1223(2) of the Code);

         (7) No gain or loss will be recognized to the shareholders of Global Government Fund upon the exchange of their shares in Global Government Fund for voting shares of Global Bond Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);

         (8) The basis of Global Bond Fund Shares received by the shareholders of Global Government Fund shall be the same as the basis of the Global Government Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

         (9) The holding period of Global Bond Fund Shares received by shareholders of Global Government Fund (including fractional shares to which they may be entitled) will include the holding period of the Global Government Fund Shares surrendered in exchange therefor, provided that the Global Government Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

         (10) Global Bond Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations") the items of Global Government Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

    (g) That there shall be delivered to Income Trust on behalf of Global Bond Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Investors Trust on behalf of Global Government Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:
         (1) Global Government Fund is a series of Investors Trust, a business trust organized under the laws of The Commonwealth of Massachusetts on December 22, 1986, and is a validly existing business trust and in good standing under the laws of that Commonwealth;

         (2) Investors Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share of Global Government Fund. Three classes of shares of Global Government Fund have been designated as Global Government Fund Class A Shares, Global Government Fund Class C Shares and Global Government Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest of Investors Trust has been allocated to each Class of Global Government Fund. Assuming that the initial shares of beneficial interest of Global Government Fund were issued in accordance with the 1940 Act and the Agreement and Declaration of Trust and By-laws of Investors Trust, and that all other outstanding shares of Global Government Fund were sold, issued and paid for in accordance with the terms of Global Government Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

         (3) Global Government Fund is an open-end investment company of the management type registered as such under the 1940 Act;

         (4) Except as disclosed in Global Government Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Global Government Fund, the unfavorable outcome of which would materially and adversely affect Investors Trust or Global Government Fund;

         (5) All actions required to be taken by Investors Trust on behalf of Global Government Fund to authorize this Plan and to effect the Plan contemplated hereby have been duly authorized by all necessary action on the part of Investors Trust on behalf of Global Government Fund; and

         (6) Neither the execution, delivery, nor performance of this Plan by Investors Trust on behalf of Global Government Fund violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Investors Trust is a party or by which Investors Trust is otherwise bound; this Plan is the legal, valid and binding obligation of Investors Trust on behalf of Global Government Fund and is enforceable against Investors Trust on behalf of Global Government Fund in accordance with its terms.

      In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Investors Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Investors Trust.

    (h) That there shall be delivered to Investors Trust on behalf of Global Government Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Income Trust on behalf of Global Bond Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

         (1) Global Bond Fund is a series of Income Trust, a business trust organized under the laws of The Commonwealth of Massachusetts on June 16, 1986 and is a validly existing business trust and in good standing under the laws of that Commonwealth;

         (2) Income Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share of Global Bond Fund. Global Bond Fund is further divided into three classes of shares consisting of Global Bond Fund Class A Shares, Global Bond Fund Class C Shares and Global Bond Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to each of those Classes of Global Bond Fund. Assuming that the initial shares of beneficial interest of Global Bond Fund were issued in accordance with the 1940 Act, and the Declaration of Trust and By-laws of Income Trust, and that all other outstanding shares of Global Bond Fund were sold, issued and paid for in accordance with the terms of Global Bond Fund's prospectus in effect at the time of such sales, each such outstanding share of Global Bond Fund is fully paid, non-assessable, freely transferable and has full voting rights;

         (3) Global Bond Fund is an open-end investment company of the management type registered as such under the 1940 Act;

         (4) Except as disclosed in Global Bond Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Global Bond Fund, the unfavorable outcome of which would materially and adversely affect Income Trust or Global Bond Fund;

         (5) Global Bond Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by Income Trust on behalf of Global Bond Fund;

         (6) All actions required to be taken by Income Trust on behalf of Global Bond Fund to authorize this Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of Income Trust on behalf of Global Bond Fund;

         (7) Neither the execution, delivery, nor performance of this Plan by Income Trust on behalf of Global Bond Fund violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Income Trust is a party or by which Income Trust is otherwise bound; this Plan is the legal, valid and binding obligation of Income Trust on behalf of Global Bond Fund and is enforceable against Income Trust on behalf of Global Bond Fund in accordance with its terms; and
         (8) The registration statement of Income Trust, of which the prospectus dated January 1, 2001 of Global Bond Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

    In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Income Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Income Trust.

    (i) That Global Government Fund shall have received a certificate from the President and Secretary of Income Trust on behalf of Global Bond Fund to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of this Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (j) That Income Trust's Registration Statement with respect to Global Bond Fund Shares to be delivered to Global Government Fund's shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

    (k) That Global Bond Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Global Bond Fund Shares lawfully to be delivered to each holder of Global Government Fund Shares.

    (l) That, at the Closing, there shall be transferred to Income Trust on behalf of Global Bond Fund, aggregate Net Assets of Global Government Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Global Government Fund on the Closing Date.

    (m) That there be delivered to Income Trust on behalf of Global Bond Fund information concerning the tax basis of Global Government Fund in all securities transferred to Global Bond Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Global Government Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Global Government Fund respect to each shareholder.

9. BROKERAGE FEES AND EXPENSES.
   ----------------------------
    (a) Investors Trust on behalf of Global Government Fund and Income Trust on behalf of Global Bond Fund each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

    (b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-quarter by Global Bond Fund, one-quarter by Global Government Fund, and one-quarter by Franklin Advisers, Inc. and one-quarter by Templeton Investment Counsel, LLC.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.
    -----------------------------------------
    (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Global Government Fund) prior to the Closing, or the Closing may be postponed as follows:
         (1) by mutual consent of Investors Trust on behalf of Global Government Fund and Income Trust on behalf of Global Bond Fund;
         (2) by Income Trust on behalf of Global Bond Fund if any condition of its obligations set forth in Section 8 has not been fulfilled or waived; or
         (3) by Investors Trust on behalf of Global Government Fund if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived.

    An election by Income Trust or Investors Trust to terminate this Plan and to abandon the Plan of Reorganization shall be exercised respectively, by the Board of Trustees of either Income Trust or Investors Trust.

    (b) If the transactions contemplated by this Plan have not been consummated by October 31, 2001, the Plan shall automatically terminate on that date, unless a later date is agreed to by both Income Trust and Investors Trust.

    (c) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Investors Trust, Income Trust, Global Government Fund nor Global Bond Fund, nor their trustees, officers, or agents or the shareholders of Global Government Fund or Global Bond Fund shall have any liability in respect of this Plan.

    (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees if, in the judgment of such Board of Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

    (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan, and neither Investors Trust nor Income Trust, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, agent or shareholder of Investors Trust or Income Trust against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

    (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Investors Trust, on behalf of Global Government Fund, or Income Trust, on behalf of Global Bond Fund, to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of Global Government Fund, unless such terms and conditions shall result in a change in the method of computing the number of Global Bond Fund Shares to be issued to Global Government Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Global Government Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless Investors Trust shall promptly call a special meeting of the shareholders of Global Government Fund at which such conditions so imposed shall be submitted for approval.

11.   ENTIRE AGREEMENT AND AMENDMENTS.
      --------------------------------
      This Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Plan other than those set forth herein or herein provided for. This Plan may be amended only by mutual consent of the parties in writing. Neither this Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.   COUNTERPARTS.
      -------------
      This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.   NOTICES.
      --------
      Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Franklin Investors Securities Trust, at One Franklin Parkway, San Mateo, California 94403, Attention: Secretary, or Templeton Income Trust, at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, Attention: Secretary, as the case may be.

14.   GOVERNING LAW.
      --------------
      This Plan shall be governed by and carried out in accordance with the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, Investors Trust, on behalf of Global Government Fund, and Income Trust, on behalf of Global Bond Fund, have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                              FRANKLIN INVESTORS SECURITIES TRUST, ON BEHALF OF FRANKLIN GLOBAL GOVERNMENT INCOME FUND
Attest:

/S/ MURRAY L. SIMPSON                     By:  /S/DAVID P. GOSS
---------------------                          -----------------
Murray L. Simpson                              David P. Goss
Secretary                                      Vice President

                                    TEMPLETON INCOME TRUST, ON
                                    BEHALF OF TEMPLETON GLOBAL BOND FUND
Attest:

/S/ BARBARA J. GREEN                By:  /S/DAVID P. GOSS
--------------------                     -----------------
Barbara J. Green                          David P. Goss
Secretary                                 Vice President